Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Part B of the Registration Statement No. 811-02614 on Form N-1A of Fidelity Exchange Fund: Fidelity Exchange Fund.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
November 2, 2007